                                                                    Exhibit 12.1

                               General Media, Inc.
                Computation of Ratio of Earning to Fixed Charges
                             Year Ended December 31,

                                                         1996            1997            1998            1999            2000
                                                         ----            ----            ----            ----            ----
Income (loss) from continuing operations,
  before income taxes                                ($   701,000)   ($ 1,915,000)   ($ 3,879,000)   $ 22,606,000    $  5,467,000
                                                     ------------    ------------    ------------    ------------    ------------

Adjustments to income (loss)
  Interest expense                                      9,907,000       9,918,000       9,918,000       7,969,000       6,865,000
  Interest income                                        (319,000)       (611,000)       (517,000)       (762,000)       (495,000)
  Interest expense in rental charges                      789,000         754,000         757,000         615,000         594,000
                                                     ------------    ------------    ------------    ------------    ------------

Adjusted income (loss)                               $  9,676,000    $  8,146,000    $  6,279,000    $ 30,428,000    $ 12,431,000
                                                     ============    ============    ============    ============    ============

Fixed charges
  Interest expense                                   $  9,907,000    $  9,918,000    $  9,918,000    $  7,969,000    $  6,865,000
  Interest expense in rental charges                      789,000         754,000         757,000         615,000         594,000
                                                     ------------    ------------    ------------    ------------    ------------

Total fixed charges                                  $ 10,696,000    $ 10,672,000    $ 10,675,000    $  8,584,000    $  7,459,000
                                                     ============    ============    ============    ============    ============

Ratio of earnings to fixed charges                            0.9             0.8             0.6             3.5             1.7
                                                     ============    ============    ============    ============    ============